Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Director of Investor Relations, or Carlynn Finn, Manager of Investor Relations (617) 796-8232 www.hptreit.com

Hospitality Properties Trust Announces 2008 Fourth Quarter Results

Newton, MA (March 2, 2009).  Hospitality Properties Trust (NYSE: HPT) today announced its operating results for the quarter and twelve months ended December 31, 2008.

Results for the quarter and twelve months ended December 31, 2008:

HPT’s net income available for common shareholders for the three and twelve month periods ended December 31, 2008 compared to the same periods in 2007 were as follows:

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(in thousands, except per share data)
Net income available for common shareholders	$47,463	$75,984	$104,115	$304,199
Net income available for common shareholders per share	$0.51	$0.81	$1.11	$3.27
Weighted average common shares outstanding	93,984	93,891	93,944	93,109

During the quarter ended December 31, 2008, TravelCenters of America LLC (NYSE Alternext: TA), or TA, exercised in full its option to defer up to $5 million of rent per month under the previously announced rent deferral agreement, which resulted in a $15 million, or $0.16 per share, reduction in net income available for common shareholders.  The results for the quarter ended December 31, 2008 also reflect the non-accrual of $3.5 million, or $0.04 per share, of straight line rent under HPT’s lease with TA for 145 travel centers.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Net income available for common shareholders for the twelve months ended December 31, 2007 includes a $95.7 million, or $1.03 per share, gain from the sale of real estate and $2.7 million, or $0.03 per share, of costs associated with the spin off of TA to HPT’s shareholders on January 31, 2007.

The results for the twelve months ended December 31, 2008 include: (i) the deferral of $30 million, or $0.32 per share, of rent originally payable from July through December, 2008 by TA under the rent deferral agreement; (ii) a non-cash impairment charge of $53.2 million, or $0.57 per share, related to the write down of certain intangible assets arising from HPT’s January 2007 acquisition of TravelCenters of America, Inc. to their estimated fair market value; (iii) a non-cash charge of $19.6 million, or $0.21 per share, to record a reserve for the straight line rent receivable recorded in periods prior to April 1, 2008;  and (iv) the non-accrual of $10.5 million, or $0.11 per share, of straight line rent for the period April 1, 2008 through December 31, 2008, related to HPT’s lease with TA for 145 travel centers.

HPT’s funds from operations, or FFO, for the three and twelve month periods ended December 31, 2008 compared to the same periods in 2007 were as follows:

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
	(in thousands, except per share data)
Funds from operations (FFO)	$88,239	$108,270	$396,392	$431,845
FFO per share	$0.94	$1.15	$4.22	$4.64
Weighted average common shares outstanding	93,984	93,891	93,944	93,109

FFO for the quarter ended December 31, 2008 was affected by TA’s deferral of rent and the non-accrual of straight line rent discussed above.

FFO for the twelve months ended December 31, 2008 was affected by TA’s deferral of rent, the non-cash charge to record a reserve for straight line rent and the non-accrual of straight line rent discussed above.

See page 4 for a reconciliation of FFO to net income available to common shareholders.

Hotel Portfolio Performance:

For the quarter and twelve months ended December 31, 2008 compared to the same periods last year, hotels owned by HPT produced revenue per available room, or RevPAR, average daily rate, or ADR, and occupancy as follows:

	Quarter Ended December 31,			Twelve Months Ended December 31,
	2008	2007	Change	2008	2007	Change

RevPAR	$67.65	$74.92	-9.7%	$76.44	$77.66	-1.6%
ADR	$106.20	$109.06	-2.6%	$108.89	$107.71	1.1%
Occupancy	63.7%	68.7%	-5.0pts	70.2%	72.1%	-1.9pts

Common Dividend:

On January 9, 2009, HPT announced a regular quarterly common dividend of $0.77 per share payable to shareholders of record on January 21, 2009; this dividend was paid on February 25, 2009.

Conference Call:

On Tuesday, March 3, 2009, at 11:00 a.m. Eastern Time, John Murray, President and Chief Operating Officer, and Mark Kleifges, Chief Financial Officer, will host a conference call to discuss the results for the quarter and twelve months ended December 31, 2008.

The conference call telephone number is (888) 765-5559.  Participants calling from outside the United States and Canada should dial (913) 312-1414.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Tuesday, March 10, 2009.  To hear the replay, dial (719) 457-0820.  The replay pass code is 3024964.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call.

Supplemental Data:

A copy of HPT’s Fourth Quarter 2008 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 289 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada. HPT is headquartered in Newton, Massachusetts.

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenues:
Hotel operating revenues (1)	$199,075	$227,031	$899,474	$941,455
Minimum rent (1)(2)	72,608	87,945	322,949	310,764
Percentage rent (3)	5,102	6,055	5,102	6,055
FF&E reserve income (4)	5,217	5,293	23,837	22,286
Interest income	135	436	1,312	4,919
Total revenues	282,137	326,760	1,252,674	1,285,479

Expenses:
Hotel operating expenses (1)	119,265	137,758	620,008	657,000
Interest (including amortization of deferred financing costs of $1,009, $1,051, $4,066 and $3,659, respectively)	36,558	38,029	147,184	140,517
Depreciation and amortization	60,889	56,218	239,166	216,688
General and administrative	8,831	9,421	37,751	37,223
TA spin off costs (5)	—	—	—	2,711
Reserve for straight line rent receivable (6)	—	—	19,613	—
Loss on asset impairment (7)	—	1,332	53,225	1,332
Total expenses	225,543	242,758	1,116,947	1,055,471

Income before gain (loss) on sale of real estate and income taxes	56,594	84,002	135,727	230,008
Gain (loss) on sale of real estate, net (8)	(1,160)	—	114	—
Income before income taxes	55,434	84,002	135,841	230,008
Income tax expense	(501)	(548)	(1,846)	(2,191)

Income from continuing operations	54,933	83,454	133,995	227,817
Discontinued operations (9):
Income from discontinued operations	—	—	—	7,440
Gain on sale of real estate used by discontinued operations	—	—	—	95,711
	—	—	—	103,151

Net income	54,933	83,454	133,995	330,968
Preferred distributions	(7,470)	(7,470)	(29,880)	(26,769)
Net income available for common shareholders	$47,463	$75,984	$104,115	$304,199

Calculation of FFO (10):
Net income available for common shareholders	$47,463	$75,984	$104,115	$304,199
Add: FF&E deposits not in net income (discontinued operations) (4)	—	—	—	990
Depreciation and amortization (continuing operations)	60,889	56,218	239,166	216,688
Depreciation and amortization (discontinued operations) (9)	—	—	—	1,636
Loss on asset impairment (continuing operations) (7)	—	1,332	53,225	1,332
TA spin off costs (continuing operations) (5)	—	—	—	2,711
Loss on sale of real estate (continuing operations) (8)	1,160	—	—	—
Less: Gain on sale of real estate (continuing operations) (8)	—	—	(114)	—
Gain on sale of real estate (discontinued operations) (9)	—	—	—	(95,711)
Deferred percentage rent previously recognized in FFO (continuing operations) (3)	(4,385)	(4,748)	—	—
Deferred additional returns previously recognized in FFO (continuing operations) (11)	(16,888)	(20,516)	—	—
Funds from operations (“FFO”)	$88,239	$108,270	$396,392	$431,845

Weighted average common shares outstanding	93,984	93,891	93,944	93,109

Per common share amounts:
Income from continuing operations available for common shareholders	$0.51	$0.81	$1.11	$2.16
Income from discontinued operations available for common shareholders	$0.00	$0.00	$0.00	$1.11
Net income available for common shareholders	$0.51	$0.81	$1.11	$3.27
FFO (10)	$0.94	$1.15	$4.22	$4.64
Common distributions declared	$0.77	$0.77	$3.08	$3.06

See Notes on page 5

(1)                      At December 31, 2008, each of our 289 hotels are included in one of eleven operating agreements of which 197 are leased to our taxable REIT subsidiaries and managed by independent hotel operating companies and 92 are leased to third parties. Our 185 travel centers are leased under two agreements. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels and travel centers.

(2)                      During the three and twelve months ended December 31, 2008, TravelCenters of America LLC, or TA, elected to defer $15,000, or $0.16 per share, and $30,000, or $0.32 per share, respectively, of rent under the previously announced rent deferral agreement.  We have not recognized the deferred rent as revenue due to uncertainties regarding its payment by TA in the future.

(3)                      In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.  Percentage rent included in FFO were $717 and $1,307 in the fourth quarter of 2008 and 2007, respectively.

(4)                      Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows.  At December 31, 2008, we own all the FF&E escrows for our hotels.  Through July 26, 2007, we had a security and remainder interest in the FF&E Reserve escrows for our former Homestead Studio Suites hotels (see Note 9). When we own the FF&E Reserve escrows at hotels leased to third parties we report payments into the escrow as additional rent.  When we had a security and remainder interest in the FF&E Reserve escrows of our Homestead Studio Suites hotels, deposits were not included in revenue.  We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income in our consolidated statement of income.

(5)                      During the first quarter of 2007, we expensed $2,711 of costs in connection with the spin off of our former subsidiary, TA, to our shareholders on January 31, 2007.

(6)                      During the second quarter of 2008, we recorded a $19,613, or $0.21 per share, non-cash reserve for the straight line rent receivable relating to our lease with TA for 145 travel centers.

(7)                      During the fourth quarter of 2007, we recorded a $1,332, or $0.01 per share, non-cash loss on asset impairment in connection with our decision to pursue the sale of our AmeriSuites hotel in Atlantic Beach, North Carolina.  During the second quarter of 2008, we recorded a $53,225, or $0.57 per share, non-cash loss on asset impairment related to the write down of certain intangible assets arising from our January 2007 TA acquisition to their estimated fair value.

(8)                      During the first quarter of 2008, we sold our Park Plaza hotel in North Phoenix, Arizona for $8,000 and recognized a gain on sale of $645.  During the second quarter of 2008, we sold our AmeriSuites hotel in Atlantic Beach, North Carolina for $6,350 and recognized a gain on sale of $629.  During the fourth quarter of 2008, we sold our AmeriSuites hotel in Tampa, Florida for $2,500 and recognized a loss on sale of $1,160.

(9)                      Income from discontinued operations relates to the 18 Homestead Studio Suites hotels that we sold in July 2007.  We have reclassified our consolidated statement of income for all periods presented to show the results of operations of these hotels which have been sold as discontinued.

(10)                We compute FFO as shown. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we include FF&E deposits not included in net income (loss) (see Note 4), deferred percentage rent (see Note 3) and deferred additional returns (see Note 11) and exclude loss on asset impairment (see Note 7) and TA spin off costs (see Note 5).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flows from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(11)                Our share of the operating results of our managed hotels in excess of the minimum returns due to us, or additional returns, are generally determined based upon annual calculations. In calculating net income, we recognize additional returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include these amounts in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.  Additional returns included in FFO were ($1,958) and $3,665 in the fourth quarter of 2008 and 2007, respectively.

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEET

(dollars in thousands, except share data)

	December 31,	December 31,
	2008	2007
ASSETS

Real estate properties, at cost:
Land	$1,392,614	$1,377,520
Buildings, improvements and equipment	5,015,270	4,818,711
	6,407,884	6,196,231
Accumulated depreciation	(1,060,203)	(849,470)
	5,347,681	5,346,761

Cash and cash equivalents	22,450	23,401
Restricted cash (FF&E reserve escrow)	32,026	28,134
Other assets, net	174,248	281,011
	$5,576,405	$5,679,307

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$396,000	$158,000
Senior notes, net of discounts	1,693,730	1,842,756
Convertible senior notes	575,000	575,000
Mortgage payable	3,558	3,635
Security deposits	169,406	169,406
Accounts payable and other liabilities	128,078	134,705
Due to affiliate	3,012	4,617
Dividends payable	4,754	4,754
Total liabilities	2,973,538	2,892,873

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest; no par value; 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Series C preferred shares; 7% cumulative redeemable; 12,700,000 shares issued and outstanding, aggregate liquidation preference $317,500	306,833	306,833
Common shares of beneficial interest, $0.01 par value; 150,000,000 shares authorized; 93,661,635 and 93,892,719 shares issued and outstanding, respectively	940	939
Additional paid-in capital	3,051,014	3,048,881
Accumulated other comprehensive loss	(511)	—
Cumulative net income	1,845,074	1,711,079
Cumulative preferred distributions	(123,641)	(93,761)
Cumulative common distributions	(2,560,148)	(2,270,843)
Total shareholders’ equity	2,602,867	2,786,434
	$5,576,405	$5,679,307

(end)